Rosenberg Rich
                                 Baker Berman
                                  & Company
                        A Professional Association of
                         Certified Public Accountants
         380 Foothill Road * PO Box 6483 * Bridgewater NJ 08807-0483
         908-231-1000 * Fax: 908-231-6894 * E-mail: rrbb@net-lynx.com




             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in this Registration Statement on Form SB-2 of our report dated December 20, 2000, relating to the financial statements of Medi-Hut Company, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
January 13, 2001